Sub-Item 77I: Terms of New Securities
Effective November 30, 2007, the Goldman Sachs Structured U.S. Equity Flex Fund, Goldman Sachs Structured International Equity Flex Fund, Goldman Sachs Structured Small Cap Value Fund, Goldman Sachs Structured Small Cap Growth Fund and Goldman Sachs Strategic International Equity Fund commenced offering Class R and Class IR Shares. The terms of Class R and Class IR Shares for these Funds are described in Post-Effective Amendment No. 174 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 30, 2007 (Accession No. 0000950123-07-016179).

Amendment No. 47 to the Trust's Agreement and Declaration of Trust, dated November 8, 2007, which established Class R and Class IR Shares, is incorporated herein by reference to Exhibit (a)(48) to Post-Effective Amendment No. 173 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 27, 2007 (Accession No. 0000950123 07 015968).